Exhibit 99.2

Allergan and Editas Medicine Announce Exercise of Options to Jointly Develop CRISPR Genome Editing Experimental Medicine EDIT‑101

Reinforces both Allergan’s and Editas’ continued commitment to developing innovative treatments for unmet needs in eye care

EDIT‑101 is Editas Medicine’s experimental CRISPR genome editing medicine for the treatment of Leber Congenital Amaurosis type 10 (LCA10)

DUBLIN, IRELAND and CAMBRIDGE, MASS. – August 6, 2018 (GLOBE NEWSWIRE) – Allergan plc (NYSE: AGN), a leading global pharmaceutical company, and Editas Medicine, Inc. (NASDAQ: EDIT), a leading genome editing company, today announced that Allergan’s wholly-owned subsidiary, Allergan Pharmaceuticals International Limited (Allergan), has exercised its option to develop and commercialize EDIT‑101 globally for the treatment of LCA10. Additionally, the two companies announced that Editas Medicine has exercised its option to co-develop and share equally in the profits and losses from EDIT‑101 in the United States. Under the terms of the option agreement signed in March 2017, Allergan has paid Editas Medicine a fee of $15 million in conjunction with the exercise of its option. Editas Medicine is eligible to receive an additional $25 million from Allergan upon acceptance of an investigational new drug (IND) application for EDIT‑101 by the Food & Drug Administration (FDA).

“CRISPR-based medicines have the potential to be game-changers for patients with both genetically-defined and genetically-treatable diseases of the eye,” said David Nicholson, Ph.D., Chief Research and Development Officer, Allergan. “The Allergan team is excited to work with colleagues at Editas Medicine to develop EDIT‑101 and potentially deliver a transformative medicine for LCA10 patients.”

“Today marks a significant milestone in our collaboration with Allergan and in our work to develop genomic medicines to treat eye diseases,” said Katrine Bosley, President and Chief Executive Officer, Editas Medicine. “Allergan is a long-time innovator in ophthalmology, and their deep experience in developing, manufacturing, and commercializing medicines globally will meaningfully advance the EDIT‑101 program and maximize our ability to bring this transformative medicine to people living with LCA10.”

In March 2017, the two companies entered a strategic alliance and option agreement under which Allergan received exclusive access and the option to license up to five of Editas Medicine’s genome editing programs for ocular diseases, including EDIT‑101. Under the terms of the agreement, Allergan is responsible for development and commercialization of optioned products, subject to Editas Medicine’s option to co-develop and share equally in the profits and losses of two optioned products in the United States. Editas Medicine is also eligible to receive development and commercial milestones, as well as royalty payments on a per-program basis where the parties are not sharing profits and losses. The agreement covers a range of first-in-class ocular programs targeting serious, vision-threatening diseases based on Editas Medicine’s unparalleled CRISPR genome editing platform, including CRISPR/Cas9 and CRISPR/Cpf1.

About Leber Congenital Amaurosis

Leber Congenital Amaurosis, or LCA, is a group of inherited retinal degenerative disorders caused by mutations in at least 18 different genes. It is the most common cause of inherited childhood blindness, with an incidence of two to three per 100,000 live births worldwide. Symptoms of LCA appear within the first years of life, resulting in significant vision loss and potentially blindness. The most common form of the disease, LCA10, is a monogenic disorder caused by mutations in the CEP290 gene and is the cause of disease in approximately 20–30 percent of all LCA patients.

About CRISPR Genome Editing Technology

CRISPR (Clustered Regularly Interspaced Short Palindromic Repeats) is a dynamic, versatile tool that can be programmed to target specific stretches of genetic code and edit DNA at precise locations in the human genome. The technology allows researchers to permanently modify genes and has the potential to create medicines with a durable treatment effect. Cas9 and Cpf1 are both enzyme/guide RNA complexes that use traditional RNA/DNA base-pairing to precisely locate specific DNA sequences with the goal of modifying or ‘editing’ a disease-associated or therapeutic genomic location.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical leader. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry.

Allergan’s success is powered by our global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

About Editas Medicine

As a leading genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/Cpf1 genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Allergan Forward-Looking Statements

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; uncertainty associated with financial projections, debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10‑K for the year ended December 31, 2017 and Allergan’s Quarterly Report on Form 10‑Q for the period ended June 30, 2018. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Editas Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Quarterly Report on Form 10‑Q, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

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CONTACTS:

Allergan:	Editas Medicine:
Media:	Media:
Frances DeSena	Cristi Barnett
(862) 261-8167	(617) 401-0113
Frances.DeSena@Allergan.com	Cristi.Barnett@editasmed.com

Amy Rose
(862) 289-3072
Amy.Rose@Allergan.com

Investors:	Investors:
Daphne Karydas	Mark Mullikin
(862) 261-8006	(617) 401-9083
Daphne.Karydas@allergan.com	Mark.Mullikin@editasmed.com

Karina Calzadilla
(862) 261-7328
Karina.Calzadilla@Allergan.com